                                                                      Exhibit 12

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                         NINE MONTHS ENDED                     FISCAL YEARS ENDED NOVEMBER 30,
                                           AUGUST 31,        ------------------------------------------------------------------
                                              1998              1997          1996          1995          1994          1993
                                           ---------         ---------      ---------     ---------     ---------     ---------
EARNINGS FROM CONTINUING OPERATIONS:

Pre-tax income from continuing
   operations                              $  79,646         $  72,488      $  77,467     $  66,407     $  53,193     $  29,021
Adjustments to pre-tax income from
   continuing operations:
Minority interest                              1,567
Fixed charges                                 35,897            27,533         20,513        14,692         5,688         3,378
Interest capitalized                          (1,637)             (949)
Adjustment for undistributed earnings
   and losses of unconsolidated 50% or
   less owned entities                        (7,493)(1)            --(1)          --(1)         --(1)         --(1)         --(1)
                                           ---------         ---------      ---------     ---------     ---------     ---------
"Earnings"                                 $ 107,980         $  99,072      $  97,980     $  81,099     $  58,881     $  32,399
                                           =========         =========      =========     =========     =========     =========
FIXED CHARGES:
Interest, whether capitalized, and
   amortization of debt discounts or
   premiums:
Interest incurred                          $  34,260         $  26,584      $  20,513     $  14,692     $   5,688     $   3,378
Capitalized interest                           1,637               949
                                           ---------         ---------      ---------     ---------     ---------     ---------
"Fixed charges"                            $  35,897         $  27,533      $  20,513     $  14,692     $   5,688     $   3,378
                                           =========         =========      =========     ==========    =========     =========

EARNINGS TO FIXED CHARGES                        3.0               3.6            4.8           5.5          10.4           9.6

(1) Distributions are greater than equity in earnings.